Exhibit 10.3

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this "Fourth Amendment") is made as of April 13, 2018, by and between ARE-TECH SQUARE, LLC, a Delaware limited liability company ("Landlord"), and PROTEOSTASIS THERAPEUTICS, INC., a Delaware corporation ("Tenant").

RECITALS

A.Landlord and Tenant entered into that certain Lease Agreement dated as of March 31, 2009, as amended by that certain First Amendment to Lease dated as of April 16, 2009, as further amended by that certain Second Amendment to Lease dated as of March 9, 2011, as further amended by that certain Third Amendment to Lease dated as of June 25, 2014 (as amended, the "Lease").  Pursuant to the Lease, Tenant leases certain premises consisting of approximately 18,263 rentable square feet ("Premises") in a building located at 200 Technology Square, Cambridge, Massachusetts.  The Premises are more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The Term of the Lease is currently scheduled to expire on May 31, 2018.

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to among other things, revise the term of the Lease to accelerate the expiration date so that it now occurs on May 3, 2018.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Term.  Notwithstanding anything to the contrary contained in the Lease, the expiration date of the Lease is hereby amended to occur on May 3, 2018 (the “Accelerated Expiration Date”).  The Rent for the partial month of May 2018 shall be prorated on a per diem basis.  Tenant shall surrender the Premises as required under the Lease on the Accelerated Expiration Date.  Tenant shall use commercially reasonable efforts to continue diligently prosecuting the Surrender Plan previously submitted to Landlord pursuant to the terms of the Lease through the Accelerated Expiration Date.  The new tenant leasing the Premises immediately following the Accelerated Expiration Date is agreeing to assume all liabilities and obligations of  Tenant to surrender the Premises in the environmental condition required under Lease.   Accordingly, Landlord shall look to the new tenant (and not Tenant) if, despite using reasonable efforts to complete the Surrender Plan, the Surrender Plan has not been completed by Tenant by the Accelerated Expiration Date.

2.

Brokers.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Fourth Amendment and that no Broker brought about this transaction.  Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Fourth Amendment.

727089475.4
1

3.

OFAC.  Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

4.	Miscellaneous.

a.This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c.Tenant acknowledges that it has read the provisions of this Fourth Amendment, understands them, and is bound by them. Time is of the essence in this Fourth Amendment.

d.This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

e.Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment.  In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail.  Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

[Signatures are on the next page]

727089475.4
2

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

TENANT:

PROTEOSTASIS THERAPEUTICS, INC.,
a Delaware corporation

By: /s/ Meenu Chhabra
Name: Meenu Chhabra
Its: President and CEO

LANDLORD:

ARE-TECH SQUARE, LLC,
a Delaware limited liability company

By:	ARE-MA REGION NO. 31, LLC,
a Delaware limited liability company,
its manager

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:	/s/ Eric S. Johnson
Its:	SVP, RE Legal Affiars

727089475.4
3